UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2007
(Date of earliest event reported)

TIDELANDS OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29613	66-0549380
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX 78248
 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  (210) 764 - 8642

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 14, 2007, the Board of Directors of Tidelands Oil & Gas Corporation (the “Company”), determined that the accounting treatment of certain options issued to its directors (the “Options”) originally reported on its (i) Quarterly Report of Form 10-Q for the three months ended March 31, 2007, and (ii) Quarterly Report for the three and six months ended June 30, 2007 (the “Prior Reports”), was incorrect and required revision.  The errors were discovered in connection with the preparation of the Company’s September 30, 2007 unaudited financial statements. Upon reviewing and updating our accounting and disclosures related to equity-based compensation for the nine months ended September 30, 2007, the Company discovered its errors. Upon this determination, management and the Board of Directors were alerted to the facts and circumstances regarding the errors in accounting for the Options, and the Board of Directors has determined that the financial statements in the Company’s Prior Reports should not be relied upon and should be restated. Accordingly, the Company will restate its financial statements in the Prior Reports to properly account for the issuance of the Options.

Authorized officers of the Company discussed this matter with the Company’s independent public accounting firm who agreed that the Company's financial statements in the Prior Reports could not be relied upon and needed to be restated. The Company expects to file the aforementioned amendments in the near future.

The amendment will correct the accounting treatment of the Options to comply with the provisions of Financial Accounting Standards Board Statement No. 123 Share Based Payment (FAS 123(R)).  FAS 123(R) was adopted by the Company on January 1, 2006; however, with respect to the Options, the Company inadvertently failed to record the appropriate expense for such Options in accordance with FAS 123(R).

The Company uses the Black-Scholes option pricing model to compute the fair value of stock options, which requires the Company to make the following assumptions:

▪	The risk-free interest rate is based on the short-term Treasury bond at date of grant.
▪	The dividend yield on the Company’s common stock is assumed to be zero since the Company does not pay dividends and has no current plans to do so.
▪	The market price volatility of the Company’s common stock is based on daily historical prices for the twelve months previous to the grant date.
▪	The term of the grants is the current year since all grants are vested at the time of the grants; therefore, the entire fair value of stock-based compensation was recorded in 2007.

The Company has now recognized the fair value stock option compensation expense as follows:

Quarterly Report of 10-Q for the Three Months
Ended March 31, 2007	$2,667,000
Quarterly Report of 10-Q for the Three Months
Ended June 30, 2007	971,000
Total for the Six Months Ended June 30, 2007	$3,638,000

The transactions referred to above relate to non-cash charges and did not affect the Company’s revenues, cash flows from operations, liquidity, assets, liabilities or total stockholders’ equity.

	Three Months Ended March 31, 2007
	Previously		Restatement	Restated
	Reported		Adjustment	Amount

Consolidated Balance Sheets:
Total Assets	$15,475,483		$-	$15,475,483
Total Liabilities	11,531,967		-	11,531,967
Stockholders’ Equity
Common Stock	98,690		-	98,690
Additional Paid-in Capital	50,823,250	(1)	2,667,000	53,490,250
Subscriptions Receivable	(110,000)		-	(110,000)
Accumulated Deficit	(46,868,424)	(3)	(2,667,000)	(49,535,424)
Total Stockholders’ Equity	$3,943,516		$-	$3,943,516

Consolidated Statement of Operations:
Revenues	$1,103,971		$-	$1,103,971
Expenses	3,555,952	(2)	2,667,000	6,222,952
Net (Loss) from Operations	(2,451,981)		(2,667,000)	(5,118,981)
Other Income	625		-	625

Net (Loss)	$(2,451,356)		$(2,667,000)	$(5,118,356)

Net (Loss) per Common Share:
Basic and Diluted	$(0.03)			$(0.06)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	92,573,416			92,573,416

(1)	Adjust additional paid-in capital to record fair value of stock options issued.
(2)	Adjust expenses to reflect fair value of stock-based compensation.
(3)	Adjust accumulated deficit to reflect additional losses as a result of stock-based compensation expense.

	Six Months Ended June 30, 2007
	Previously		Restatement	Restated
	Reported		Adjustment	Amount

Consolidated Balance Sheets:
Total Assets	$13,171,782		$-	$13,171,782
Total Liabilities	11,944,188		-	11,944,188
Stockholders’ Equity
Common Stock	104,909		-	104,909
Additional Paid-in Capital	51,796,193	(1)	3,638,000	55,434,193
Subscriptions Receivable	(110,000)		-	(110,000)
Accumulated Deficit	(50,563,508)	(3)	(3,638,000)	(54,201,508)
Total Stockholders’ Equity	$1,227,594		$-	$1,227,594

Consolidated Statement of Operations:
Revenues	$1,587,970		$-	$1,587,970
Expenses	7,735,434	(2)	3,638,000	11,373,434
Net (Loss) from Operations	(6,147,464)		(3,638,000)	(9,785,464)
Other Income	1,024		-	1,024

Net (Loss)	$(6,146,440)		$(3,638,000)	$(9,784,440)

Net (Loss) per Common Share:
Basic and Diluted	$(0.06)			$(0.10)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	95,683,133			95,683,133

(1)	Adjust additional paid-in capital to record fair value of stock options issued.
(2)	Adjust expenses to reflect fair value of stock-based compensation.
(3)	Adjust accumulated deficit to reflect additional losses as a result of stock-based compensation expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIDELANDS OIL & GAS CORPORATION

Date: November 19, 2007	By:	/s/ James B. Smith
James B. Smith President and Chief Executive Officer